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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             -----------------------
                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                             -----------------------

                              RAINBOW RENTALS, INC.
             (Exact name of registrant as specified in its charter)

             OHIO                                                34-1512520
(State or other jurisdiction of                               (I.R.S. employer
incorporation or organization)                               identification no.)

                             3711 Starr Centre Drive

                              Canfield, Ohio 44406

                    (Address of principal executive offices)

                              RAINBOW RENTALS, INC.
                           401(k) PROFIT SHARING PLAN

                            (Full title of the plan)

                             -----------------------

            Wayland J. Russell, Chairman and Chief Executive Officer

                              Rainbow Rentals, Inc.

                             3711 Starr Centre Drive

                              Canfield, Ohio 44406

                                 (330) 533-5363

          (Name, address, and telephone number, including area code, of agent for service)

                             -----------------------

                         CALCULATION OF REGISTRATION FEE


=========================================================================================================
                                              Proposed             Proposed
           Title of                            maximum              maximum
          securities         Amount           offering             aggregate              Amount of
             to be            to be           price per            offering             registration
          registered       registered           share                price                   fee
=========================================================================================================
         Common Stock,     200,000 (1)         $11 5/8 (2)      $2,325,000 (2)           $613.80 (2)
       without par value
--------------------------------------------------------------------------------------------------------
         Participation         (3)            _________          _____________               (4)
           Interests
--------------------------------------------------------------------------------------------------------

(1) Maximum number of shares available for purchase under the Plan over next three years, estimated on prior plan participation.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(4) Pursuant to Rule 457(h)(2), no separate fee is required with respect to the participation interests.

                                     Part II

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               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed or to be filed with the Commission are incorporated by reference in this Registration Statement:

        (a) Rainbow Rentals, Inc.'s (the "Registrant") Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (b) all reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in Subsection (a) above; and (c) a description of the Registrant's Common Shares set forth in the Registrant's Registration Statement on Form 8-A filed with the Commission under the Exchange Act.

        All documents subsequently filed by the Registrant and the Rainbow Rentals, Inc. 401(k) Profit Sharing Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof of the date of filing of such documents.

Item 4. DESCRIPTION OF SECURITIES

        Not Applicable

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not Applicable

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under certain circumstances provided in Article V of the Registrant's Code of Regulations and subject to Section 1701.13 of the Ohio General Corporation Law (which sets forth the conditions and limitations governing indemnification of officers, directors and other persons), the Registrant will indemnify any director or officer or any former director or officer of the Registrant against expenses, judgments, fines, losses, or liabilities reasonably incurred by such director or officer by reason of the fact that he or she is or was a director or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. Furthermore, Registrant's Code of Regulations provides for the advancement of expenses incurred in connection with an action upon receipt of an appropriate

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undertaking to repay said amount of it is determined that the individual  in question is not entitled to indemnification. The Registrant maintains liability insurance for all of its directors and officers. This insurance also insures the Registrant against amounts payable to indemnify directors and officers, subject to policy limits and retention amounts.

        Under the Ohio General Corporation Law, a director's liability to the Company or its shareholders for damages is limited to only those situations where it is proved by clear and convincing evidence that the director's action or failure to act was undertaken with deliberate intent to cause injury to the Registrant or undertaken with reckless disregard for the best interests of the Registrant, and those situations involving unlawful loans, asset distributions, dividend payments or share repurchases. As a result, shareholders may be unable to recover monetary damages against directors for actions which constitute gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions.

Item 7. EXCEPTION FROM REGISTRATION CLAIMED

        Not applicable

Item 8. EXHIBITS

        The Exhibits to the Registration Statement are listed in the Exhibit Index on page 6 of this Registration Statement.

Item 9. UNDERTAKINGS

          (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

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        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
        Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canfield, State of Ohio, on the 30th day of June, 2000.

                                Rainbow Rentals, Inc.

                                By:    /s/ Wayland J. Russell
                                       ----------------------------------------
                                       Wayland J. Russell, Chairman and
                                       Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below on the 30th day of June, 2000 by the following persons in the capacities indicated:

Name                                Title                            Date
----                                -----                            ----

/s/ Wayland J. Russell
-----------------------
Wayland J. Russell         Chairman and Chief Executive Officer   June 30, 2000


/s/ Lawrence S. Hendricks
-----------------------
Lawrence S. Hendricks      Chief Operating Officer and Director   June 30, 2000


/s/ Michael J. Vivieros
-----------------------
Michael J. Vivieros        President and Director                 June 30, 2000


/s/ Michael A. Pecchia
-----------------------
Michael A. Pecchia         Chief Financial Officer                June 30, 2000


/s/ Brian L. Burton
-----------------------
Brian L. Burton            Director                               June 30, 2000


/s/ Ivan J. Winfield
-----------------------
Ivan J. Winfield           Director                               June 30, 2000


The Plan.

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canfield, State of Ohio, on the 30th day of June, 2000.

                                 RAINBOW RENTALS, INC.
                                 401(K) PROFIT SHARING PLAN

                                 By: Rainbow Rentals, Inc., Plan Administrator

                                 By:    /s/ Wayland J. Russell
                                        -------------------------------------
                                        Wayland J. Russell, Chairman and
                                        Chief Executive Officer

                                      5
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                                INDEX TO EXHIBITS

  EXHIBIT                   DESCRIPTION

5.1 Opinion of Kahn, Kleinman, Yanowitz & Arnson, Co., L.P.A., as to the legality of Common Stock being registered

23.1 Consent of Kahn, Kleinman, Yanowitz & Arnson, Co., L.P.A.(included in Exhibit 5.1)

23.2         Consent of KPMG LLP


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